Registration Statement 333-130051
Filed Pursuant to Rule 433

Structured Notes Building Blocks Securities (including mutual funds) are not bank deposits and are not FDIC insured, nor are they obligations of or guaranteed by JPMorgan Chase Bank, J.P. Morgan Trust Company, N.A. or any of
their affiliates. Securities (including mutual funds) involve investment risks, including the possible loss of the principal amount invested. Please read important information at the end of this presentation.

CONFIDENTIAL

The discussion contained in the following pages is for educational and illustrative purposes only. The final terms of securities offered by JPMorgan
Chase & Co. may be different from those set forth in any illustrative investment ideas contained herein and any such final terms will depend on, among other things, market conditions on the applicable pricing date for such securities.
Any information relating to performance contained in these materials is illustrative and no assurance is given that any indicated returns, performance or results, whether historical or hypothetical, will be achieved. Investment ideas are subject to change, and JPMorgan undertakes no duty to update these materials, including any investment ideas, or to supply corrections. This material shall be amended, superseded and replaced in its entirety by a subsequent preliminary or final term sheet and/or pricing supplement, and the documents referred to therein, which will be filed with the Securities and
Exchange Commission, or SEC. In the event of any inconsistency between the materials presented in the following pages and any such preliminary or final term sheet or pricing supplement, such preliminary or final term sheet or pricing supplement shall govern.

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were to purchase any such securities, JPMorgan Chase & Co. and each of its
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of JPMorgan Chase & Co.

CONFIDENTIAL
                                                                               1

$95.00 to purchase note

Initial investment

Investment at maturity

Option structure generates the potential for upside return based on the appreciation of an underlying index or portfolio

Note matures at $100, protecting investor's principal

$5.00 to purchase option structure

Note: This is a hypothetical example only and does not represent an investment in any particular portfolio. Fundamental components of a principal protected structure Example: $100 initial investment, 1 year maturity, with 100% principal protection Sample Structure Provided for Illustrative Purposes Only

Not all investments are suitable for all investors. Investors should analyze products based on their individual circumstances and taking into account such factors as their investment objectives, tolerance for risk and liquidity needs.

CONFIDENTIAL
                                                                               2

Sample Structure Provided for Illustrative Purposes Only

S&P 500 100% Principal Protected Note

Combines principal protection with potential upside participation

Selected Purchase Considerations

- Appreciation potential subject to a cap: the notes provide the opportunity for exposure to the underlying index, up to a cap, in addition to principal protection at maturity
- Principal protection at maturity
- Taxed as debt instruments*

Selected Risk Considerations

- Return on the notes is limited to the maximum return
- The notes might not pay more than the principal amount
- No interest or dividend payments or voting rights
- Certain built-in costs are likely to adversely affect the value of the notes prior to maturity
- Any liquidity provided at the sole discretion of issuer

Terms

Underlying index	S&P 500
Currency	USD
Principal protection	100%
Cap on index	7.10%
Participation rate	100%
Maximum return	7.10%
Maturity	12 months

*This material is distributed with the understanding that the issuer is not rendering accounting, legal or tax advice. You should consult your own tax adviser before investing in the notes.
Products may not be suitable for all individual investors and are subject to investment risks.

100% principal protected equity-linked note versus cash investment in index at maturity (assuming $100 initial investment)



Principal protected note
Cash investment in index
Payoff at Maturity
$150
$140
$130
$120
$110
$100
$90
$80
$70
-40%
-30%
-20%
-10%
0%
10%
20%
30%
40%
Index appreciation/depreciation
*

*At 100% index depreciation your return on the notes will be 0%

Ending Index Level*	Index Return	Total Return on Notes	
2,400.00	60.00%	7.10%	
2,250.00	50.00%	7.10%	
2,100.00	40.00%	7.10%	
1,950.00	30.00%	7.10%	
1,650.00	10.00%	7.10%	
1,606.50	7.10%	7.10%	Max. gain
1,575.00	5.00%	5.00%	
1,500.00	0.00%	0.00%	
1,350.00	-10.00%	0.00%	
1,200.00	-20.00%	0.00%	
900.00	-40.00%	0.00%	
600.00	-60.00%	0.00%	
0.00	-100.00%	0.00%	Max. loss

*The table above assumes an initial Index Level of 1500. The actual Initial Index Level will be set on the Pricing Date.

- At maturity, you will receive a cash payment, for each $1,000 principal amount note, of $1,000 plus the Additional Amount, which may be zero but not more than the Maximum Return.
- The Additional Amount per $1,000 principal amount note paid at maturity will equal $1,000 x the Index Return x the Participation Rate; provided that the Additional Amount will not be less than zero or greater than the Maximum Return.

CONFIDENTIAL

JPMorgan Private Bank

3

Sample Structure Provided for Illustrative Purposes Only

Payout table on a S&P 500 Principal Protected Note

Client buys a 100% Principal Protected Note with 100% participation, capped at 7.10%, 12 months

Underlying	Buy 1 Zero Coupon Bond -$95.00	Buy 1 100% Strike Call -$7.00	Sell 1 107.1% Strike Call +$3.25	PPN $100
130.00	+$100	$30.00	-$22.90	$107.10
125.00	+$100	$25.00	-$17.90	$107.10
120.00	+$100	$20.00	-$12.90	$107.10
115.00	+$100	$15.00	-$7.90	$107.10
110.00	+$100	$10.00	-$2.90	$107.10
107.10	+$100	$7.10	$0.00	$107.10*
104.00	+$100	$4.00	$0.00	$104.00
103.00	+$100	$3.00	$0.00	$103.00
102.00	+$100	$2.00	$0.00	$102.00
101.00	+$100	$1.00	$0.00	$101.00
100.00	+$100	$0.00	$0.00	$100.00
98.00	+$100	$0.00	$0.00	$100.00
95.00	+$100	$0.00	$0.00	$100.00
90.00	+$100	$0.00	$0.00	$100.00
80.00	+$100	$0.00	$0.00	$100.00
70.00	+$100	$0.00	$0.00	$100.00
60.00	+$100	$0.00	$0.00	$100.00
50.00	+$100	$0.00	$0.00	$100.00
40.00	+$100	$0.00	$0.00	$100.00
20.00	+$100	$0.00	$0.00	$100.00
0.00	+$100	$0.00	$0.00	$100.00**

Important: the examples above are provided for illustrative purposes only. Not all investments are suitable for all investors. Investors should analyze products based on their individual circumstances and taking into account such factors as their investment objectives, tolerance for risk and liquidity needs.

* Maximum gain: $7.10
** Maximum loss: $0.00
CVA = 1.25%

CONFIDENTIAL

JPMorgan Private Bank

4

            Sample Structure Provided for Illustrative Purposes Only

Call option - gives the owner the right, but not the obligation, to buy stock at a specific price (strike price) on or before the expiry date

Who uses Call options?

Main characteristics

o A Call option gives the owner the right, but not the obligation, to buy stock at a specific price (Strike Price) on or before the expiry date

o Call buyer pays an upfront Premium. The buyer may choose the expiry date and the Strike Price

o The buyer's downside is limited to the
non-refundable premium o The seller's maximum upside is the premium Long strategy

o Call options are bought by a client who is bullish on a stock o A call option gives leveraged exposure to the stock. Since the outlay of the premium is a fraction of the stock price, the investor enjoys all the upside that an outright buyer has, but none of rights attached to owning the stock (dividend, voting rights...)

o The investors downside is limited to the premium paid for the option- unlike the downside for a stock owner

Short strategy

o Clients may sell Call options on stocks owned (writing a `covered call') to enhance the yield

o Selling a call allows the holder to generate an upfront premium that will benefit from a high volatility environment, enhance the yield return of the stock, and provide some guaranteed return (e.g. the premium) at the expense of a limited upside in the stock Long call

Long call

Underlying shares held by the Holder price P/L (50) (40) (30) (20) (10) - 10 20
30 40 50 70 80 90 100 110 120 130 140 150 160 Underlying shares sold forward
Underlying price P/L + Call option Short call

Short call

Underlying shares held by the Holder price P/L Underlying shares sold forward
(50) (40) (30) (20) (10) - 10 20 30 40 50 70 80 90 100 110 120 130 140 150 160
Underlying price P/L - Call option

In/Out of/At-the Money Put options

Stock Price > Strike Price In the Money

Stock Price

Sample Structure Provided for Illustrative Purposes Only

The payout at maturity of a Call Option depends on the strike, the level of the underlying, and the upfront premium

Client BUYS a Call struck at-the-money ($100) and pays a premium of $5

Underlying	Premium	Long Call	Total Payout
120	-$5	+$20	+$15
115	-$5	+$15	+$10
110	-$5	+$10	+$5
108	-$5	+$8	+$3
105	-$5	+$5	$0 **
104	-$5	+$4	-$1
103	-$5	+$3	-$2
102	-$5	+$2	-$3
101	-$5	+$1	-$4
100	-$5	$0	-$5 *
98	-$5	$0	-$5
96	-$5	$0	-$5
95	-$5	$0	-$5
92	-$5	$0	-$5
90	-$5	$0	-$5
80	-$5	$0	-$5
60	-$5	$0	-$5
40	-$5	$0	-$5
20	-$5	$0	-$5
0	-$5	$0	-$5

* Maximum loss: $5
** Breakeven at $105
Maximum gain: unlimited

Client SELLS a Call struck at-the-money ($100) and receives a premium of $5

Underlying	Premium	Short Call	Total Payout
120	+$5	-$20	-$15
115	+$5	-$15	-$10
110	+$5	-$10	-$5
108	+$5	-$8	-$3
105	+$5	-$5	+$0 **
104	+$5	-$4	+$1
103	+$5	-$3	+$2
102	+$5	-$2	+$3
101	+$5	-$1	+$4
100	+$5	$0	+$5 *
98	+$5	$0	+$5
96	+$5	$0	+$5
95	+$5	$0	+$5
92	+$5	$0	+$5
90	+$5	$0	+$5
80	+$5	$0	+$5
60	+$5	$0	+$5
40	+$5	$0	+$5
20	+$5	$0	+$5
0	+$5	$0	+$5

* Maximum gain: $5
** Breakeven at $105
Maximum loss: unlimited

CONFIDENTIAL

JPMorgan
Private Bank

These payout tables assume values remain constant between option purchase and expiration.

Important: the examples above are provided for illustrative purposes only. Not all investments are suitable for all investors. Investors should analyze products based on their individual circumstances and taking into account such factors as their investment objectives, tolerance for risk and liquidity needs.

6

Sample Structure Provided for Illustrative Purposes Only

S&P 500 Return Enhanced Note

Provides leveraged upside up to a cap

Selected Purchase Considerations

- Appreciation potential – The notes provide the opportunity to enhance equity returns by multiplying a positive return on the underlying index by the leverage factor, up to the maximum total return.
- Limited protection against loss – Payment at maturity of the principal amount of the notes is protected against a decline in the underlying index during the relevant measurement period of up to 10%.
- Potential capital gains tax treatment*

Selected Risk Considerations

- Your investment in the notes may result in a loss
- Your maximum gain on the notes is limited to the maximum total return.
- Certain built-in costs are likely to adversely affect the value of the notes prior to maturity
- No interest or dividend payments or voting rights
- Any liquidity provided at sole discretion of issuer

Terms

Underlying Index	S&P 500
Currency	USD
Upside leverage factor	2x up to Cap
Cap on Index	8.00%
Buffer amount	10.00%
Downside leverage factor	1.1111
Maximum potential gain	16.00%
Maximum potential loss	100%
Maturity date	12 Months

*This material is distributed with the understanding that JPMorgan is not rendering accounting, legal or tax advice. The notes are complex instruments, and the tax law applicable to them is unclear; you should consult your own tax adviser before investing in the notes.

Products may not be suitable for all individual investors and are subject to investment risks.

Buffered return enhanced note versus cash investment in portfolio payoff at maturity (assuming $100 initial investment)


Buffered return enhanced note
Cash investment in index
Payoff at Maturity
$150
$140
$130
$120
$110
$100
$90
$80
$70
-40%
-30%
-20%
-10%
0%
10%
20%
30%
40%
Index appreciation/depreciation

*You may lose some or all of your investment, for example, a 100% index depreciation will result in a loss of 100% of initial investment.

Ending Index Level*	Index Return	Total Return on Notes	
2,175.00	50.00%	16.00%	
2,030.00	40.00%	16.00%	
1,885.00	30.00%	16.00%	
1,740.00	20.00%	16.00%	
1,595.00	10.00%	16.00%	
1,566.00	8.00%	16.00%	Max. gain
1,522.50	5.00%	10.00%	
1,450.00	0.00%	0.00%	Buffer zone
1,305.00	-10.00%	0.00%	Buffer zone
1,160.00	-20.00%	-11.11%	
870.00	-40.00%	-33.33%	
580.00	-60.00%	-55.56%	
0.00	-100.00%	-100.00%	Max. loss

*The table above assumes an Initial Index Level of 1450. The actual Initial Index Level will be set on the Pricing Date.

- If the average of the underlying closing index levels on the relevant dates is greater than the closing index level on the pricing date for the notes, you will receive a cash payment per $1,000 principal amount note that provides you with a return on your investment of twice the index return, subject to a Maximum Total return on the note of 16%
- Your principal is protected up to a 10% decline in the underlying index.
- If the underlying index declines by more than 10%, you will lose 1.1111% of the principle amount for every 1% that the index declines.

CONFIDENTIAL

JPMorgan
Private Bank

7

Sample Structure Provided for Illustrative Purposes Only

Payout table on a S&P 500 Return Enhanced Note

Client buys a Return Enhanced Note with 7.25% cap, 2x leverage, 14.5% max return, and 12 month tenor

Underlying	Buy 1 Zero Bond -$95.00	Sell 1 100% Strike Put 1 x $3.9	Buy 2 100% Strike Calls 2 x -$7.00	Sell 2 107.25% Strike Calls 2 x $3.17	REN $100.00
120	+$100	$0	2x+$20	2x-$12.75	$114.5
115	+$100	$0	2x+$15	2x-$7.75	$114.5
112	+$100	$0	2x+$12	2x-$4.75	$114.5
110	+$100	$0	2x+$10	2x-$2.75	$114.5
107.25	+$100	$0	2x+$7.25	$0	$114.5*
105	+$100	$0	2x+$5	$0	$110
104	+$100	$0	2x+$4	$0	$108
103	+$100	$0	2x+$3	$0	$106
102	+$100	$0	2x+$2	$0	$104
101	+$100	$0	2x+$1	$0	$102
100	+$100	$0	$0	$0	$100
98	+$100	-$2	$0	$0	$98
95	+$100	-$5	$0	$0	$95
90	+$100	-$10	$0	$0	$90
80	+$100	-$20	$0	$0	$80
70	+$100	-$30	$0	$0	$70
60	+$100	-$40	$0	$0	$60
50	+$100	-$50	$0	$0	$50
40	+$100	-$60	$0	$0	$40
20	+$100	-$80	$0	$0	$20
0	+$100	-$100	$0	$0	$0 **

CONFIDENTIAL

JPMorgan Private Bank

Important: the examples above are provided for illustrative purposes only. Not all investments are suitable for all investors. Investors should analyze products based on their individual circumstances and taking into account such factors as their investment objectives, tolerance for risk and liquidity needs.

* Maximum gain: $14.5
** Maximum loss: $100
CVA = 1.25%

8

CONFIDENTIAL

Short put Short put Who uses Put options?

Who uses Put options?

In/Out of/At-the Money Put options In/Out of/At-the Money Put options Main characteristics Main characteristics Long put Long put Put option - gives the owner the right, but not the obligation, to sell stock at a specific price
(strike price) on or before the expiry date

o A Put option gives the owner the right, but not the obligation, to sell stock at a specific price (Strike Price) on or before the expiry date

o Put buyer pays an upfront premium. The put provides downside price protection

o At expiration, the holder of a put will be guaranteed that the value of his investment will be at least equal to the strike price of the put

o The value of the put at expiration compensates the holder for the decline in the value of the stock relative to the strike price Long strategy

o Put options are purchased by clients who want protection

o Purchasers believe the option premium is worth the `unlimited' protection that is available if the stock price declines below the strike price Short strategy

o Put options are soldby clients who would like to buy more stock at a particular price

o Sellers use the option premium received to subsidize the purchase price of the stock if the option were exercised

o Sale of put options may be credit intensive Underlying shares held by the Holder price P/L Underlying shares sold forward (50) (40) (30) (20) (10)
- 10 20 30 40 50 70 80 90 100 110 120 130 140 150 160 Underlying price P/L + Put option Stock Price > Strike Price Out the Money Stock Price

Sample Structure Provided for Illustrative Purposes Only

The payout at maturity of Put options depends on the strike, the level of the underlying and the upfront premium

Client BUYS a put struck at-the-money ($100) and pays a premium of $5

Underlying	Premium	Long Put	Total Payout
120	-$5	$0	-$5
115	-$5	$0	-$5
110	-$5	$0	-$5
108	-$5	$0	-$5
105	-$5	$0	-$5
104	-$5	$0	-$5
103	-$5	$0	-$5
102	-$5	$0	-$5
101	-$5	$0	-$5
100	-$5	$0	-$5 *
98	-$5	+$2	-$3
96	-$5	+$4	-$1
95	-$5	+$5	$0 **
92	-$5	+$8	+$3
90	-$5	+$10	+$5
80	-$5	+$20	+$15
60	-$5	+$40	+$35
40	-$5	+$60	+$55
20	-$5	+$80	+$75
0	-$5	+$100	+$95 ***

* Maximum loss: $5
** Breakeven at: $95
*** Maximum gain: $95

Client SELLS a put struck at-the-money ($100) and receives a premium of $5

Underlying	Premium	Short Put	Total Payout
120	+$5	$0	+$5
115	+$5	$0	+$5
110	+$5	$0	+$5
108	+$5	$0	+$5
105	+$5	$0	+$5
104	+$5	$0	+$5
103	+$5	$0	+$5
102	+$5	$0	+$5
101	+$5	$0	+$5
100	+$5	$0	+$5 *
98	+$5	-$2	+$3
96	+$5	-$4	+$1
95	+$5	-$5	$0 **
92	+$5	-$8	-$3
90	+$5	-$10	-$5
80	+$5	-$20	-$15
60	+$5	-$40	-$35
40	+$5	-$60	-$55
20	+$5	-$80	-$75
0	+$5	-$100	-$95 ***

* Maximum gain: $5
** Breakeven at: $95
*** Maximum loss: -$95

CONFIDENTIAL

JPMorgan Private Bank

These payout tables assume values remain constant between option purchase and expiration.
Important: the examples above are provided for illustrative purposes only. Not all investments are suitable for all investors. Investors should analyze products based on their individual circumstances and taking into account such factors as their investment objectives, tolerance for risk and liquidity needs.

10

Sample Structure Provided for Illustrative Purposes Only

S&P 500 Buffered Return Enhanced Note

Defined amount of downside protection with leveraged upside up to a cap

Selected Purchase Considerations

- Appreciation potential – The notes provide the opportunity to enhance equity returns by multiplying a positive return on the underlying index by the leverage factor, up to the maximum total return.
- Limited protection against loss– Payment at maturity of the principal amount of the notes is protected against a decline in the underlying index during the relevant measurement period of up to 10%.
- Potential capital gains tax treatment*

Selected Risk Considerations

- Your investment in the notes may result in a loss
- Your maximum gain on the notes is limited to the maximum total return.
- Certain built-in costs are likely to adversely affect the value of the notes prior to maturity
- No interest or dividend payments or voting rights
- Any liquidity provided at sole discretion of issuer

Terms

Underlying Index	S&P 500
Currency	USD
Upside leverage factor	2x up to Cap
Cap on Index	8.05%
Buffer amount	10.00%
Downside leverage factor	1.1111
Maximum potential gain	16.10%
Maximum potential loss	100%
Maturity date	12 Months

*This material is distributed with the understanding that JPMorgan is not rendering accounting, legal or tax advice. The notes are complex instruments, and the tax law applicable to them is unclear; you should consult your own tax adviser before investing in the notes.

Products may not be suitable for all individual investors and are subject to investment risks.

Buffered return enhanced note versus cash investment in portfolio payoff at maturity (assuming $100 initial investment)



Buffered return enhanced note
Cash investment in index
Payoff at Maturity
$150
$140
$130
$120
$110
$100
$90
$80
$70
-40%
-30%
-20%
-10%
0%
10%
20%
30%
40%
Index appreciation/depreciation

*You may lose some or all of your investment, for example, a 100% index depreciation will result in a loss of 100% of initial investment.

Ending Index Level*	Index Return	Total Return on Notes	
2,175.00	50.00%	16.10%	
2,030.00	40.00%	16.10%	
1,885.00	30.00%	16.10%	
1,740.00	20.00%	16.10%	
1,595.00	10.00%	16.10%	
1,566.73	8.05%	16.10%	Max. gain
1,522.50	5.00%	10.00%	
1,450.00	0.00%	0.00%	Buffer zone
1,305.00	-10.00%	0.00%	Buffer zone
1,160.00	-20.00%	-11.11%	
870.00	-40.00%	-33.33%	
580.00	-60.00%	-55.56%	
0.00	-100.00%	-100.00%	Max. loss

*The table above assumes an Initial Index Level of 1450. The actual Initial Index Level will be set on the Pricing Date.

- If the average of the underlying closing index levels on the relevant dates is greater than the closing index level on the pricing date for the notes, you will receive a cash payment per $1,000 principal amount note that provides you with a return on your investment of twice the index return, subject to a Maximum Total return on the note of 16.1%
- Your principal is protected up to a 10% decline in the underlying index.
- If the underlying index declines by more than 10%, you will lose 1.1111% of the principle amount for every 1% that the index declines.

CONFIDENTIAL

JPMorgan
Private Bank

11

Sample Structure Provided for Illustrative Purposes Only

Payout table on a S&P 500 Buffered Return Enhanced Note

Client buys a Buffered Return Enhanced Note, with an 8.05% cap, 2x leverage, 16.1% max, 10% Buffer, and 12 month tenor

Underlying	Buy 1 Zero Coupon Bond -$92.50	Sell 1.11 90% Strike Puts 1.11 x +$2.5	Buy 2 100% Strike Calls 2 x -$9.10	Sell 2 108.05% Strike Calls 2 x +$4.9	BREN $100 (1)
120.0	+$100	$0	2x+$20	2x-$11.95	$116.1
115.0	+$100	$0	2x+$15	2x-$6.95	$116.1
112.0	+$100	$0	2x+$12	2x-$3.95	$116.1
110.0	+$100	$0	2x+$10	2x-$1.95	$116.1
109.0	+$100	$0	2x+$9	2x-$0.95	$116.1
108.05	+$100	$0	2x+$8.05	$0	$116.1 *
104.0	+$100	$0	2x+$4	$0	$108.0
103.0	+$100	$0	2x+$3	$0	$106.0
102.0	+$100	$0	2x+$2	$0	$104.0
101.0	+$100	$0	2x+$1	$0	$102.0
100.0	+$100	$0	$0.0	$0	$100.0
98.0	+$100	$0	$0.0	$0	$100.0
95.0	+$100	$0	$0.0	$0	$100.0
90.0	+$100	$0	$0.0	$0	$100.0 **
80.0	+$100	1.11x-$10	$0.0	$0	$88.9
70.0	+$100	1.11x-$20	$0.0	$0	$77.8
60.0	+$100	1.11x-$30	$0.0	$0	$66.7
50.0	+$100	1.11x-$40	$0.0	$0	$55.6
40.0	+$100	1.11x-$50	$0.0	$0	$44.4
20.0	+$100	1.11x-$70	$0.0	$0	$22.2
0.0	+$100	1.11x-$90	$0.0	$0	$0.00 ***

* Maximum gain: $16.1
** Buffer zone: 10%
*** Maximum loss: $100.0
CVA = 1.75%

CONFIDENTIAL

JPMorgan Private Bank

Important: the examples above are provided for illustrative purposes only. Not all investments are suitable for all investors. Investors should analyze products based on their individual circumstances and taking into account such factors as their investment objectives, tolerance for risk and liquidity needs.

12

Sample Structure Provided for Illustrative Purposes Only

Many factors affect the price of an option

An option's price represents the present value of its expected payoff at expi

Analysis of the effects of the market factors that affect the price of an option

             Price of a call option

 Direction of
   change       Market Factor     Impact on value

                 Stock price
                Strike price
                   Time to
                 expiration
               Dividend yield
               Interest rates

              Price of a put option

Direction of
     change      Market Factor    Impact on value
                     value
  Stock price
 Strike price
    Time to
  expiration
Dividend yield
Interest rates

CONFIDENTIAL

                                                                              13

Certain Risk Considerations

NO INTEREST OR DIVIDEND PAYMENTS OR VOTING RIGHTS - As a holder of any notes that may be issued by us, you will not receive any interest payments, and you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of securities comprising the underlying index or basket may have.

CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE NOTES
DESCRIBED ABOVE PRIOR TO MATURITY - While the payment at maturity described above would be based on the full principal amount of any notes sold by JPMorgan
Chase & Co., the original issue price of any notes we issue includes an agent's commission and the cost of hedging our obligations under such notes through one or more of our affiliates. As a result, the price, if any, at which JPMSI will be willing to purchase such notes from you in secondary market transactions, if at all, will likely be lower than the original issue price and any sale prior to the maturity date could result in a substantial loss to you. The notes described will not be designed to be short-term trading instruments. YOU SHOULD BE WILLING
TO HOLD ANY NOTES THAT WE ULTIMATELY ISSUE TO MATURITY.

POTENTIAL CONFLICTS - We and our affiliates play a variety of roles in connection with any potential issuance of the notes described above, including acting as calculation agent and hedging our obligations under such notes. In performing these duties, the economic interests of the calculation agent and other affiliates of ours would be potentially adverse to your interests as an investor in such notes.

LACK OF LIQUIDITY - The notes described above will not be listed on any securities exchange. There may be no secondary market for such notes, and JPMSI will not be required to purchase notes in the secondary market. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell any notes issued by JPMorgan Chase & Co. easily. Because other dealers are not likely to make a secondary market for such notes, prices for the notes described above in any secondary market are likely to depend on the price, if any, at which JPMSI is willing to buy such notes.

JPMORGAN CREDIT RISK - Because any notes that may be issued by us would be our senior unsecured obligations, payment of any amount at maturity is subject to our ability to pay our obligations as they become due.

MANY ECONOMIC AND MARKET FACTORS WILL IMPACT THE VALUE OF THE NOTES DESCRIBED
ABOVE - In addition to the level of the underlying index or basket on any day, the value of any notes that may be issued by us described above will be affected by a number of economic and market factors that may either offset or magnify each other, including:

o the expected volatility of the underlying index or basket;

o the time to maturity of the notes described above;

o if the underlying index or indices are linked to equity securities, the dividend rate on the common stocks underlying the index or indices;

o if the underlying index or indices or basket are linked to commodities, the market price of the physical commodities upon which the futures contracts that compose the underlying index or indices or basket of commodities are based or the exchange-traded futures contracts on such commodities;

o interest and yield rates in the market generally;

o a variety of economic, financial, political, regulatory, geographical, agricultural, meteorological or judicial events; and o our creditworthiness.

CONFIDENTIAL

                                                                              14

Important Information

This material is intended to inform you of products and services offered by
JPMorgan Private Bank. "JPMorgan Private Bank" is the marketing name for the private banking business conducted by JPMorgan Chase & Co. and its subsidiaries worldwide. JPMorgan Chase Bank, N.A. and J.P. Morgan Trust Company, N.A. are
members of the FDIC. J.P. Morgan Securities Inc. (JPMSI) is a member of the New
York Stock Exchange and other national and regional exchanges. JPMSI (the
"broker-dealer") is a broker-dealer with the National Association of Securities
Dealers, Inc. and is a member of SIPC. In addition, JPMorgan Chase & Co. may operate various other broker-dealers or investment advisory entities.

Investment management services are provided through JPMorgan Chase Bank,
N.A., J.P. Morgan Trust Company, N.A. and their affiliates. Brokerage services are provided through J.P. Morgan Securities Inc. and its brokerage affiliates.

We believe the information contained in this material to be reliable. The opinions, estimates, and investment strategies and views expressed in this document constitute the judgment of our investment strategists dedicated to private clients, based on current market conditions and are subject to change without notice. This material is not the product of JPMorgan's research departments, and you should not regard it as research or as a research report. Opinions expressed herein may differ from the opinions expressed by other areas of JPMorgan, including research.
The investment strategies and views stated here may differ from those expressed for other purposes or in other contexts by other JPMorgan market strategists. Past performance is not indicative of comparable future results. The investments discussed may fluctuate in price or value. Investors may get back less than they invested. Changes in rates of exchange may have an adverse effect on the value of investments.

If reference is made to a product or service offered by the broker-dealers, the obligations and the securities sold, offered or recommended are not deposits and are not insured by the FDIC, the Federal Reserve Board, or any other governmental agency. The broker-dealers are not banks and are separate legal entities from their bank affiliates. The obligations of the broker-dealers are not obligations of their bank or thrift affiliates (unless explicitly stated
otherwise), and these affiliates are not responsible for securities sold, offered or recommended by the broker-dealer. The foregoing also applies to our other non-bank, non-thrift affiliates. FDIC insurance and domestic deposit preference are not applicable to deposits or other obligations of our bank branches or banking affiliates outside the United States.
Important information

The S&P 500 is a capitalization-weighted index of 500 stocks from a broad range of industries. "S&P 500" is a trademark of Standard and Poor's Corporation.

The views and strategies described herein may not be suitable for all investors.
This material is distributed with the understanding that it is not rendering accounting, legal or tax advice. Please consult your legal or tax advisor concerning such matters.

Additional information is available upon request.

(C) 2007 JPMorgan Chase & Co.

CONFIDENTIAL

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